EXHIBIT 21

LIST OF SUBSIDIARIES

Subsidiary/Undertaking	Jurisdiction of Incorporation
3829359 Canada Inc.	Canada
BioChem Vaccines BV	Netherlands
GeneChem Enterprise Inc.	Canada
GeneChem Financial Corporation	Canada
GeneChem Management Inc.	Canada
GeneChem Therapeutics Inc.	Canada
Monmouth Pharmaceuticals Limited	England and Wales
Orpharm SA	Argentina
Pharma International Insurance Limited	Ireland
Rybar Laboratories Limited	England and Wales
Shire 2005 Investments Limited	Cayman Islands
Shire Acquisition Inc.	Canada
Shire Australia Pty Limited	Australia
Shire Belgium BVBA	Belgium
Shire Canada Inc.	Canada
Shire Deutschland GmbH	Germany
Shire Development Inc.	State of Delaware, USA
Shire Europe Limited	England and Wales
Shire Europe Finance	England and Wales
Shire Executive Services LLC	State of Delaware, USA
Shire Finance Limited	Cayman Islands
Shire France S.A.	France
Shire Jersey Limited	Jersey
Shire Global Finance Limited	England and Wales
Shire Holdings AG	Switzerland
Shire Holdings Europe Limited	England and Wales
Shire Holdings Europe SA	Luxembourg
Shire Holdings Europe No.2 S.a.r.l	Luxembourg
Shire Holdings Ireland Limited	Ireland
Shire Holdings Ireland No.2 Limited	Ireland
Shire Holdings Limited	Bermuda
Shire Holdings UK Canada Limited	England and Wales
Shire Holdings UK Limited	England and Wales
Shire Holdings US AG	State of Delaware, USA
Shire Human Genetic Therapies AB	Sweden
Shire Human Genetic Therapies Inc	State of Delaware, USA
Shire Human Genetic Therapies (Canada) Inc.	Canada
Shire Human Genetic Therapies Securities Corporation	Commonwealth of Massachusetts, USA
Shire Human Genetic Therapies Limited	England and Wales
Shire Human Genetic Therapies Ltda	Brazil
Shire Human Genetic Therapies Srl	Italy
Shire Human Genetic Therapies UK Limited	England and Wales
Shire Human Genetics Therapies, S.L.	Spain
Shire Incorporated	State of Delaware, USA
Shire Intellectual Property 2 SRL	Barbados
Shire Intellectual Property SRL	Barbados
Shire International Licensing BV	Netherlands
Shire Investments & Finance (U.K.) Company	England and Wales
Shire IP Services Corporation	Canada

Shire Italia S.p.A.	Italy
Shire Limited	England and Wales
Shire LLC	Commonwealth of Kentucky, USA
Shire Pharmaceutical Contracts Limited	England and Wales
Shire Pharmaceutical Development Inc	State of Maryland, USA
Shire Pharmaceutical Development Limited	England and Wales
Shire Pharmaceutical Investment Holdings Limited	Malta
Shire Pharmaceutical Investment Trading Ireland Limited	Ireland
Shire Pharmaceutical Investment Limited	Malta
Shire Pharmaceuticals Group Limited	England and Wales
Shire Pharmaceuticals Investments 2007 Limited	Ireland
Shire Pharmaceuticals Ireland Limited	Ireland
Shire Pharmaceuticals Iberica S.L.	Spain
Shire Pharmaceuticals Inc	State of Delaware, USA
Shire Pharmaceuticals Investments (British Virgin Islands) Limited	British Virgin Islands
Shire Pharmaceuticals Limited	England and Wales
Shire Pharmaceuticals Mexico SA de CV	Mexico
Shire Pharmaceutical Holdings Ireland Limited	Ireland
Shire Pharmaceutical Investments 2008 Limited	Ireland
Shire Pharmaceuticals Services Limited	England and Wales
Shire Properties US	State of Delaware, USA
Shire Regulatory Inc	State of Delaware, USA
Shire Supplies U.S. LLC	State of Delaware, USA
Shire UK Investments Limited	England and Wales
Shire US Holdings Inc.	State of Delaware, USA
Shire US Inc	State of New Jersey, USA
Shire US Investments	England and Wales
Shire US Manufacturing Inc	State of Maryland, USA
Sparkleflame Limited	England and Wales
SPG Insurance Company Limited	Guernsey
Tanaud International BV	Netherlands
Tanaud Ireland Inc	Ireland
The Endocrine Centre Limited	England and Wales
TKT Argentina srl	Argentina

All subsidiary undertakings of Shire Limited are beneficially owned (directly or indirectly) as to 100% and are all consolidated in the consolidated financial statements of Shire Limited.